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Exhibit 5.6

May 3, 2019

CONSENT OF MAURICE TAGAMI

United States Securities and Exchange Commission

Ladies and Gentlemen:

I, Maurice Tagami, P.Eng., Vice President, Mining Operations, Wheaton Precious Metals Corp. at the time of production of the referenced Technical Report herein, hereby consent to the reference to my name, and to the reference to and use of the technical report with an effective date of December 31, 2017, which is entitled "Salobo Copper-Gold Mine Carajás, Pará State, Brazil — Technical Report" (the "Technical Report") in the Registration Statement on Form F-10 of Wheaton Precious Metals Corp.

Yours truly,

/s/ Maurice Tagami Maurice Tagami

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  Exhibit 5.6
CONSENT OF MAURICE TAGAMI